Exhibit 4.2



















                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of _________, 2002

                           MPOWER HOLDING CORPORATION

                                  COMMON STOCK












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                                Table of Contents

                                                                           Page
1.       Definitions.........................................................1

2.       Demand Registration.................................................3

3.       Piggy-Back Registration.............................................5

4.       Reduction of Offering...............................................6

5.       Registration Procedures.............................................7

6.       Registration Expenses..............................................12

7.       Indemnification....................................................12

8.       Underwritten Registrations.........................................15

9.       Miscellaneous......................................................16











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                          REGISTRATION RIGHTS AGREEMENT

     Mpower Holding Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated in the Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Plan") and the order, dated __________, 2002 (and entered by the Clerk of the Bankruptcy Court on ____________, 2002), of the Bankruptcy Court confirming the Plan, to issue to each of the holders of the Company's 13% Senior Notes due 2010 (the "Noteholders") and the holders of the Company's Series C and Series D Preferred Stock (collectively, the "Preferred Stockholders"; and together with the Noteholders, the "Holders"), including certain Eligible Holders (as defined below) which are signatories hereto; certain shares of Mpower Holding Common Stock (the "Common Stock"), as defined in the Plan. The Company hereby agrees as follows:

1.       Definitions

     As used in this Registration Rights Agreement (the "Agreement"), the following terms shall have the following meanings:

          Advice: See the last paragraph of Section 5.

          Agreement: See the introductory sentence to this Section 1.

          Business Day: A day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York are required to be closed.

          Commission: The Securities and Exchange Commission.

          Common Stock: See the introductory paragraph to this Agreement.

          Company: See the introductory paragraph to this Agreement.

          Demand Registration: See Section 2(a).

          Dividend Shares: means Shares issued as dividends on outstanding Shares or Dividend Shares, as the case may be.

          Eligible Holders: means Holders who individually receive in excess of ten percent (10%) of the Common Stock under the Plan.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          Holder: See the introductory paragraph to this Agreement.

          Included Shares: means any Registrable Shares included in a Registration Statement pursuant to this Agreement.

          Indemnified Person: See Section 7(c).


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          Indemnifying Person: See Section 7(c).

          Inspectors: See Section 5(o).

          NASD: National Association of Securities Dealers, Inc.

          Noteholder: See the introductory paragraph to this Agreement.

          Participant: See Section 7(a).

          Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

          Piggy-Back Registration: See Section 3.

          Plan: See the introductory paragraph to this Agreement.

          Preferred Stockholder: See the introductory paragraph to this Agreement.

          Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Records: See Section 5(o).

          Registrable Shares: (i) any Shares issued or issuable to the Eligible Holders pursuant to the Plan and (ii) any Shares issued or issuable with respect to the Shares referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of Shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Shares, such Shares shall cease to be Registrable Shares upon the earliest to occur of (i) a Registration Statement covering such Shares has been declared effective by the Commission and such Shares have been disposed of in accordance with such effective Registration Statement, (ii) such Shares are eligible for sale to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) such Shares shall have been otherwise transferred by such Eligible Holder, or (iv) such Shares cease to be outstanding for purposes of the Company's Certificate of Incorporation and By-laws then in effect.

          Registration Statement: Any registration statement of the Company that covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.


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          Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

          Rule 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          Shares: means shares of the Common Stock. Unless the context otherwise necessitates, when used in this Agreement the term "Shares" shall be deemed to include any and all Dividend Shares that may be outstanding at the time of the application of any of the applicable provision of this Agreement.

          Withdrawal Election: See Section 4(b).

          Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.       Demand Registration

          (a) Request for Registration. Eligible Holders, individually or jointly, may make a written request for registration under the Securities Act of their Registrable Shares (a "Demand Registration"). Any such request will specify the number of Registrable Shares, which may not be less than 50% in aggregate number of outstanding Registrable Shares, proposed to be sold and will also specify the intended method of disposition thereof. Subject to Section 2(b), in no event shall the Company be required to register Registrable Shares pursuant to this Section 2(a) more than two times. Notwithstanding the foregoing, in the event of a request for a Demand Registration made by the Eligible Holders, the Company may either (A) proceed with such Demand Registration pursuant to the provisions of this Section 2 or (B) proceed with a registered primary offering of its securities, in which case the Eligible Holders will have the rights set forth in Section 3 and such offering will not constitute a Demand Registration requested by the Eligible Holders pursuant to this Section 2.

          Upon a demand, the Company will prepare, file and use its reasonable best efforts to file with the Commission within 180 days and cause to be effective within 220 days of such demand a Registration Statement in respect of all the Registrable Shares. The Eligible Holders will pay all registration expenses in accordance with Section 6(b) hereof in connection with each registration of Registrable Shares requested pursuant to this Section 2, and each Eligible Holder shall pay all underwriting, discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Eligible Holder's Registrable Shares pursuant to a Demand Registration effected pursuant to this Section 2.

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          Notwithstanding anything to the contrary contained in this
Section 2(a), the Company shall not be required to effect a Demand Registration if the Company delivers to the Eligible Holders requesting such Demand Registration an opinion of counsel (such counsel to be reasonably satisfactory to such Eligible Holders) to the effect that the Registrable Shares proposed to be included in such Demand Registration are otherwise freely transferable under the federal securities laws of the United States.

          (b) Effective Registration. A registration will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided that if, after it has become effective, the offering of Registrable Shares pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Registrable Shares pursuant to the registration (for any reason other than the act or omissions of the selling Eligible Holders), such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this Section 2 is deemed not to have been effected or (ii) the registration requested pursuant to this Section 2 does not remain effective for a period of the earlier of (x) an aggregate of 90 days during which such registration is effective (whether or not consecutive) beyond the initial effective date thereof or (y) until the consummation of the distribution by the selling Eligible Holders of the Included Shares, then the Company shall continue to be obligated to effect an additional registration pursuant to this Section 2. The selling Eligible Holders of Registrable Shares shall be permitted to withdraw all or any part of the Included Shares from a Demand Registration at any time prior to the effective date of such Demand Registration. If at any time a Registration Statement is filed pursuant to a Demand Registration, and subsequently a sufficient number of Included Shares are withdrawn from the Demand Registration so that such Registration Statement does not cover at least 25% of the outstanding Registrable Shares, the selling Eligible Holders who have not withdrawn their Included Shares shall have the opportunity to include an additional number of Registrable Shares in the Demand Registration so that such Registration Statement covers at least such percentage. If additional Registrable Shares are not so included so that such Registration Statement does not cover at least 25% of the outstanding Registrable Shares, the Company may withdraw the Registration Statement. In the event that a Registration Statement has been filed and the Company withdraws the Registration Statement due to the occurrence of the events specified in the prior two sentences, such withdrawn Registration Statement will count as a Demand Registration unless such revocation occurs following a material adverse change in the Company's business, operations, assets or condition (financial or otherwise), in which case it shall not be considered a Demand Registration for any purpose hereunder.

          (c) Priority in Demand Registrations. If a Demand Registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Registrable Shares requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration only the number of Registrable Shares that in the opinion of the managing underwriter(s) can be sold in such registration. In the event that the number of Registrable Shares requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold, the number of such Registrable

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Shares to be included in such registration shall be allocated pro rata among all requesting Eligible Holders on the basis of the relative number of Registrable Shares then held by each such Eligible Holder; provided that, any Registrable Shares thereby allocated to any such Eligible Holder that exceed such Eligible Holder's request shall be reallocated among the remaining requesting Eligible Holders in like manner. In the event that the number of Registrable Shares requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, the Company may include in such registration any securities the Company proposes to sell up to the number of securities that, in the opinion of the managing underwriter, can be sold.

          (d) Selection of Underwriter. If the selling Eligible Holders so elect, the offering of such Registrable Shares pursuant to such Demand Registration shall be in the form of an underwritten offering. The Company shall select one or more nationally recognized firms of investment banks, who shall be reasonably acceptable to the selling Eligible Holders owning a majority of the Registrable Shares being sold pursuant to such Demand Registration, to act as the managing underwriter or underwriters in connection with such offering and shall select any additional investment bank(s) and manager(s) to be used in connection with the offering.

          (e) Restrictions on Demand Registration. The Company shall be entitled to (upon written notice to all selling Eligible Holders) for up to one hundred eighty (180) days (i) postpone the filing or the effectiveness or (ii) suspend the effectiveness, of a Registration Statement in respect of a Demand Registration (but no more than once in any period of twelve (12) consecutive months) if the board of directors of the Company, or similar governing body or any duly authorized committee thereof, determines in good faith and in its reasonable judgment that effecting the Demand Registration would have a material adverse effect on any (i) proposal or plan by the Company to engage in any debt or equity offering, other financings, material acquisition or disposition of assets (other than in the ordinary course of business), (ii) merger, consolidation, recapitalization, reorganization, tender offer or other similar transaction, or (iii) other material corporate events. In the event of a postponement by the Company of the filing or effectiveness of a registration statement in respect of a Demand Registration pursuant to this Section 2(e), the selling Eligible Holders shall have the right to withdraw such Demand Registration and such Demand Registration shall be deemed to not have been effected as provided in Section 2(b).

     In the event of a suspension by the Company of the effectiveness of a Registration Statement in respect of a Demand Registration, the selling Eligible Holders may not use the Prospectus included therein for offers and sales of Registrable Shares until they either receive a supplemental or amended prospectus pursuant to Section 5(j) hereof or are advised in writing by the Company that use of the prospectus may be resumed.

3.       Piggy-Back Registration

     If at any time the Company proposes to file a registration statement under the Securities Act with respect to an underwritten offering by the Company for its own account or for the account of any of its respective securityholders any Common Stock (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or (ii) a registration statement filed in connection with an offer or offering of


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Common Stock solely to the Company's existing securityholders, then the Company shall give written notice of such proposed filing to the Eligible Holders as soon as practicable (but in no event less than 10 Business Days before the anticipated filing date), and such notice shall offer such Eligible Holders the opportunity to register such number of Registrable Shares as each such Eligible Holder may request (which request shall be provided within five Business Days after receipt of such notice and shall specify the Registrable Shares intended to be disposed of by such selling Eligible Holder) (a "Piggy-Back Registration"). The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters of such proposed underwritten offering to permit the Registrable Shares requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any Common Stock of the Company or any Shares of any other securityholder, in each case, included therein and to permit the sale or other disposition of such Registrable Shares in accordance with the intended method of distribution thereof, except as otherwise provided in Section 4. Any selling Eligible Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any Registration Statement pursuant to this Section 3 by giving written notice to the Company of its request to withdraw no later than 15 Business Days before such Registration Statement becomes effective. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective; provided that, the Company shall give prompt notice thereof to participating selling Eligible Holders. The Company will pay all registration expenses in accordance with Section 6(a) hereof in connection with each registration of Registrable Shares requested pursuant to this Section 3, and each Eligible Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Eligible Holder's Registrable Shares pursuant to a Piggy-Back Registration effected pursuant to this Section 3.

     No registration effected under this Section 3, and no failure to effect a registration under this Section 3, shall relieve the Company of its obligation to effect a registration upon the request of Eligible Holders pursuant to
Section 2.

4.       Reduction of Offering

          (a) Piggy-Back Registration. If the managing underwriter(s) of any underwritten offering described in Section 3 have informed, in writing, the selling Eligible Holders of the Registrable Shares requesting inclusion in such offering that it is their opinion that the total amount of Common Stock which the Company, the selling Eligible Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the amount to be offered for the account of the selling Eligible Holders and all such other Persons (other than the Company) participating in such registration shall be reduced or limited pro rata in proportion to the respective amount of Shares requested to be registered to the extent necessary to reduce the total amount of Shares requested to be included in such offering to the amount of Shares, if any, recommended by such managing underwriters; provided, however, that if such offering is effected for the account of any securityholder of the Company other than the selling Eligible Holders, pursuant to the demand registration rights of any such securityholder, then the amount of Shares to be offered for the account of the selling Eligible Holders and all other Persons (other than the Company and such securityholders who have exercised their demand registration rights) participating in such registration shall be reduced or limited pro rata in proportion to the respective amount of shares requested to be

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registered to the extent necessary to reduce the total amount of Shares requested to be included in such offering to the amount of Shares, if any, recommended by such managing underwriters. If a reduction in the Registrable Shares pursuant to this Section 4(a) above would, in the judgment of the managing underwriter(s) or underwriters, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Shares of the Eligible Holders requested to be included would have on any underwritten offering, such Registrable Shares will be excluded from such offering.

          (b) If, as a result of the proration provisions of this Section 4, any selling Eligible Holder shall not be entitled to include all Registrable Shares in a Piggy-Back Registration that such selling Eligible Holder has requested to be included, such selling Eligible Holder may elect to withdraw his request to include Registrable Shares in such registration (a "Withdrawal Election") within three Business Days of such proration determination; provided, however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a selling Eligible Holder shall no longer have any right to include Registrable Shares in the Registration Statement as to which such Withdrawal Election was made.

5.       Registration Procedures

     Whenever the Eligible Holders have requested that any Registrable Shares be registered pursuant to Section 2 or 3 hereof, the Company will use all reasonable efforts to effect the registration of such Registrable Shares in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such registration, the Company will as expeditiously as possible:

          (a) Prepare and file with the Commission a Registration Statement and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, before filing any Registration Statement or any amendments or supplements thereto, the Company shall, if requested, furnish to and afford the Eligible Holders of the Registrable Shares to be registered pursuant to such Registration Statement and their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing). The Company shall not file any such Registration Statement or any amendments or supplements thereto if the Eligible Holders of a majority in aggregate number of the Registrable Shares covered by such Registration Statement or their counsel shall reasonably object.

          (b) Prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement, as may be necessary to keep such Registration Statement continuously effective for the applicable period provided herein; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.


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          (c) Notify the selling Eligible Holders of Registrable Shares or their counsel and the managing underwriters, if any, promptly (but in any event within two Business Days), and confirm such notice in writing (which notice pursuant to clauses (ii) - (vi) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made), (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Eligible Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of any request by the Commission for amendments or supplements to the a Registration Statement or the prospectus included therein or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose,
(iv) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Shares the representations and warranties of the Company contained in any agreement (including any underwriting agreement contemplated by Section 5(n) hereof) cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event, the existence of any condition or any information becoming known, in each case known by the Company, that makes any statement made in such Registration Statement or related Prospectus any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible date.

          (e) If reasonably requested by the managing underwriters, if any, or the Eligible Holders of a majority in aggregate number of the Registrable Shares being sold in connection with an underwritten offering, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Eligible Holders as the managing underwriters, if

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any, or such Eligible Holders or their counsel reasonably request to be included or made therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

          (f) Furnish to each selling Eligible Holder of Registrable Shares who so requests and to each managing underwriter, if any, who so requests without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits not otherwise publicly available.

          (g) Deliver to each selling Eligible Holder of Registrable Shares and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein not otherwise publicly available as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Eligible Holders of Registrable Shares, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Shares covered by such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Shares, use its reasonable best efforts to register or qualify, and cooperate with the selling Eligible Holders of Registrable Shares, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Shares, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Eligible Holder, or the managing underwriter or underwriters, if any, reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Shares covered by the applicable Registration Statement; provided that, the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or
(C) subject itself to taxation in any such jurisdiction where it is not then so subject.

          (i) Facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Shares to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Eligible Holders may reasonably request.

          (j) Upon the occurrence of any event contemplated by paragraph 5(c)(vi) or 5(c)(vii) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the Commission, a supplement or post-effective amendment to the Registration Statement or a

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supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (k) Prior to the effective date of the first Registration Statement relating to the Registrable Shares, (i) provide the transfer agent with printed certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Shares.

          (l) Enter into an underwriting agreement as is customary in underwritten offerings of equity securities similar to the Shares and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Shares and, in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of equity securities similar to the Shares, and confirm the same in writing if and when reasonably requested; (ii) if reasonably requested by the managing underwriter or underwriters, obtain the opinion of counsel to the Company and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of equity securities similar to the Shares; and (iii) if reasonably requested by the managing underwriter or underwriters, obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of equity securities similar to the Shares. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (m) Make reasonably available for inspection by the selling Eligible Holders, any managing underwriter participating in any disposition of Registrable Shares and one of each of an attorney, accountant and agent retained by the selling Eligible Holders and any such managing underwriter (provided that the managing underwriters may be represented by only one of each of the foregoing persons), if any (collectively, the "Inspectors") at the offices where normally kept, during reasonable business hours, all material financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all material information reasonably requested by any such Inspector in connection with such Registration Statement. Each selling Eligible Holder of such Registrable

Shares and any managing underwriter, if any, will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public.

          (n) Comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Shares are sold to underwriters in a firm commitment or reasonable best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          (o) Cooperate with each selling Eligible Holder of Registrable Shares covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the NASD.

          (p) Use its best efforts to take all other steps reasonably necessary to effect the registration of the Registrable Shares covered by a Registration Statement contemplated hereby.

     The Company may, as a condition to such Eligible Holder's participation in any Registration Statement, require each Eligible Holder of Registrable Shares to (i) furnish to the Company such information regarding the Eligible Holder and the proposed distribution by such Eligible Holder of such Registrable Shares as the Company may from time to time reasonably request in writing, (ii) agree in writing to be bound by this Agreement and (iii) enter into a standard form underwriting agreement. The Company may exclude from such registration the Registrable Shares of any Eligible Holder who fails to furnish such information described in clause (i) of the immediately preceding sentence or enter into the agreements contemplated by clauses (ii) and (iii) of the immediately preceding sentence within a reasonable time after being so requested.

     Each Eligible Holder of Registrable Shares agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 5(c)(ii)-(vii), such Eligible Holder will forthwith discontinue disposition of such Registrable Shares covered by such Registration Statement or Prospectus and, in each case, dissemination of such Prospectus until such Eligible Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

6.       Registration Expenses

          (a) Piggy-Back Registration:

          All fees and expenses incident to the performance of or compliance with Section 3 of this Agreement by the Company shall be borne by the Company whether or not a Registration Statement in respect of a Piggy-Back Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Shares and determination of the eligibility of the Registrable Shares for investment under the laws of such jurisdictions where the holders of Registrable Shares are located)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Eligible Holders of a majority in aggregate number of the Registrable Shares included in any Registration Statement, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants referred to in
Section 5(l)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance),
(v) fees and expenses of all other Persons retained by the Company, (vi) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (vii) the expense of any annual or special audit, (viii) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, (ix) the fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of the Registrable Shares which discounts, commissions or taxes shall be paid by Eligible Holders of such Registrable Shares) and (x) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with
Section 3 hereof.

          (b) Demand Registration:

          All fees and expenses incident to the performance of or compliance with Section 2 of this Agreement by the Company shall be borne by the selling Eligible Holders whether or not a Registration Statement in respect of a Demand Registration is filed or becomes effective, including, without limitation, all registration expense items listed in Section 6(a) hereof.

7.       Indemnification

          (a) The Company agrees to indemnify and hold harmless each Eligible Holder of Registrable Shares, the officers, directors, employees and agents of each such Person, and each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other reasonable expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company in writing by or on behalf of such Participant expressly for use therein; provided, however, that the Company shall not be liable if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such loss, liability, claim, damage or expense suffered or incurred by the Participants resulted from any action, claim or suit by any Person who purchased Registrable Shares which are the subject thereof from such Participant and it is established in the related proceeding that such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Shares sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5 of this Agreement. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution (in each case as described in the Registration Statement covered by this Agreement), their officers and directors and each person who controls such persons within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Participants if reasonably requested by such Participants.

          (b) Each Participant will be required to agree, jointly and severally, to indemnify and hold harmless the Company, its directors and officers and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Participant, but only with reference to information relating to such Participant furnished to the Company in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person may, at its option, participate in and assume the defense thereof and retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise except to the extent that the Indemnifying Person is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary,
(ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person, or affiliates of such Persons, and there may be one or more defenses available to such Indemnified Person or Persons that are different from or additional to those available to the Indemnifying Persons, in which case, if such Indemnified Person or Persons notifies the Indemnifying Persons in writing that it elects to employ separate counsel of its choice at the expense of the Indemnifying Persons (in the case of clause (iii) above, the expenses of separate counsel shall be limited to those matters to which there exists a conflict as provided in clause (iii)), the Indemnifying Persons shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Persons. The Indemnifying Person shall not, in any event, unless there exists a conflict among Indemnified Persons, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Shares sold by all such Participants and any such separate firm for the Company, its directors, officers and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final nonappealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses actually incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Person is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of an Indemnified Person.

          (d) If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions (or alleged statements or omissions) that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Participants or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate under the circumstances.

          (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Shares exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (f) The indemnity and contribution agreements contained in this
Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

          (g) The agreements contained in this Section 7 shall survive the sale of the Shares pursuant to the Registration Statement covered in this Agreement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

8.       Underwritten Registrations

         If any of the Registrable Shares covered by the registration pursuant to either Section 2 or 3 hereof is to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Company and reasonably acceptable to the Eligible Holders of a majority in aggregate number of such Registrable Shares included in such offering.

          No Eligible Holder of Registrable Shares may participate in any underwritten registration hereunder unless such Eligible Holder (a) agrees to sell such Eligible Holders Registrable Shares on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9.       Miscellaneous

          (a) No Inconsistent Agreements. The Company has not entered, as of the date hereof, and the Company shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Eligible Holders of Registrable Shares in this Agreement or otherwise conflicts with the provisions hereof.

          (b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Eligible Holders of not less than a majority in aggregate number of the then outstanding Registrable Shares. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Eligible Holders of Registrable Shares whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Eligible Holders of Registrable Shares may be given by Eligible Holders of at least a majority in aggregate number of the Registrable Shares being tendered or being sold by such Eligible Holders pursuant to such Registration Statement and provided, further, that no such modification, amendment or waiver may treat any Eligible Holder more adversely than any other Eligible Holder without such Eligible Holder's written consent.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

               1. if to an Eligible Holder, at the most current address given by such Eligible Holder to the Company in accordance with the provisions of this Section 10(c), which address initially is, with respect to each Eligible Holder, the address of such Eligible Holder to which confirmation of the issuance of Registrable Shares to such Eligible Holder was first sent by the Company with copies in like manner as follows:

                          Milbank, Tweed, Hadley & McCloy LLP
                          1 Chase Manhattan Plaza
                          New York, NY 10005-1418
                          Attention:  Dennis F. Dunne, Esq.
                          Telecopier: (212) 822-5770

               2. if to the Company, as follows:

                          Mpower Holding Corporation
                          175 Sully's Trail, Suite 300
                          Pittsford, NY 14534
                          Attention:  Russell I. Zuckerman,
                                      Senior Vice President,
                                        General Counsel and Secretary
                          Telecopier: (585) 218-0165

                          with a copy to:

                          Shearman & Sterling
                          599 Lexington Avenue
                          New York, NY 10022-6069
                          Attention:  Douglas P. Bartner, Esq.
                          Telecopier: (212) 848-7179

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and the Eligible Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Eligible Holder unless and to the extent such successor or assign holds Registrable Shares.

          (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH

OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (i) Entire Agreement. This Agreement is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda among the Eligible Holders of Registrable Shares on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to Mpower Holding Corporation a counterpart hereof, whereupon this Agreement will become a binding agreement among the Company and the Eligible Holders in accordance with its terms.





                                        Very truly yours,


                                        MPOWER HOLDING CORPORATION


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                        The foregoing Registration Rights
                                        Agreement is hereby confirmed and
                                        accepted as of the date first above
                                        written.

                                        Eligible Holders

                                        [                 ]


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:


                                        [                 ]

                                        By:
                                           ----------------------------------
                                           Name:
                                           Title: